EX-10.F
                  AMP INCORPORATED SPLIT-DOLLAR
                    LIFE INSURANCE AGREEMENT

     THIS AGREEMENT, made as of this 8th day of November 1990, by and between AMP Incorporated, a Pennsylvania corporation having its principal place of business in Harrisburg, Pennsylvania (hereinafter, the "Corporation"), and ______________(hereinafter, the "Employee"),

                           WITNESSETH:

     WHEREAS, the Employee is an active elected or divisional officer of the Corporation or was an elected or divisional officer of the Corporation at the time of retirement;

     WHEREAS, the Corporation wishes to assist the Employee with a personal life insurance program in recognition of the Employee's contributions to the business success of the Corporation and also, in the case of an active Employee, as an inducement to the Employee's continued employment;

     WHEREAS, contemporaneously with the execution of this Agreement the Employee will acquire an insurance policy on his or her life (hereinafter, the "Policy"), a copy of which is attached hereto as Exhibit A and, along with any future supplementary contracts, riders, or endorsements issued in connection therewith, made a part hereof; and

     WHEREAS, the Employee and Corporation wish to make the Policy subject to a split-dollar payment arrangement pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Employee and the Corporation agree as follows:

                            ARTICLE 1
                        SPLIT-DOLLAR PLAN

     1.1 Coverage of Plan. Any individual who is designated by the Corporation and who (i) is an elected or divisional officer (hereinafter, an "Officer") of the Corporation as of October l, 1990, or becomes an Officer thereafter, (ii) was an Officer at the time of his or her retirement on or after January 1, 1987, or (iii) was both an Officer at the time of his or her retirement on or after January 1, 1984, and under age 55 on January 1, 1984, is eligible, subject to the Corporation's approval, to become a covered Employee for purposes of the AMP Incorporated Split-Dollar Life Insurance Plan (hereinafter, the "Plan"). In order to become a covered Employee, an eligible Officer must be insurable, must enter into this form of Split-Dollar Life Insurance Agreement with the Corporation, and must execute the collateral assignment agreement and the waiver referred to in Article 2.2, below. Initial enrollments in the Plan and the related Agreements shall become effective as of November 8, 1990, or as soon thereafter as administratively practicable. New enrollments in the Plan and the related Agreements shall become effective as of the first January 1 or July 1 following the date on which an individual first becomes eligible, or as soon thereafter as administratively practicable. An Employee's coverage under the Plan shall cease if either the Employee's employment with the Corporation terminates or the Employee's service as an Officer of the Corporation terminates prior to the date of his or her early or normal retirement, whichever is applicable, under the AMP Incorporated Pension Plan, unless such termination of employment or cessation of service as an Officer occurs on account of a disability that entitles the Employee to benefits under the AMP Incorporated Long Term Disability Plan.

     1.2 Plan Death Benefits. An active Employee shall be eligible under the Plan for a death benefit, payable to his designated beneficiary, in an amount determined based on the following schedule; subject, however, to the Employee's initial and continuing insurability:

             Base Annual Compensation                   Death
                                                       Benefit

             $150,000 or less                          $  300,000
greater than $150,000 but not greater than $200,000    $  400,000
greater than $200,000 but not greater than $250,000    $  500,000
greater than $250,000 but not greater than $300,000    $  600,000
greater than $300,000 but not greater than $375,000    $  750,000
            greater than $375,000                      $1,000,000

For purposes hereof, base annual compensation shall mean the Employee's annual rate of base pay, not to include any premium or bonus pay. If an active Employee becomes eligible for a larger death benefit under the Plan because of an increase in base annual compensation, the increased death benefit will become effective as of the first January 1 or July 1 that follows the date the compensation increase takes effect, or as soon thereafter as administratively practicable, provided the Employee continues to be insurable and the necessary administrative steps have been taken to effect the increase. A covered Employee who is retired or who becomes disabled shall be eligible for a death benefit under the Plan equal to the amount of the death benefit he or she was entitled to receive under the Plan or the Corporation's Group Life Insurance Plan, whichever was applicable, on the date of retirement or disability.

     1.3 Source of Plan Benefits. Death benefits under the Plan will be provided through the purchase by the Employee of the Policy, with the Corporation advancing for the benefit of the Employee certain of the premiums due on the policy, as provided in Article 3.2, below. Any proceeds from the Policy payable upon the death of the Employee that are in excess of the difference between the applicable death benefit reflected in the schedule in Article 1.2, above, and the principal amount of any Policy loans taken by the Employee and outstanding at the date of the Employee's death are payable to the Corporation.

                            ARTICLE 2
                     OWNERSHIP OF THE POLICY

     2.1 Employee as Owner. The Employee shall be the owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein. The Employee and the Corporation agree that the Policy shall be subject to the terms and conditions of this Agreement.

     2.2 Collateral Assignment and Waiver. Contemporaneously with the execution of this Agreement and the purchase of the Policy, the Employee agrees to execute both (i) a collateral assignment agreement (hereinafter, the "Collateral Assignment") in favor of the Corporation to secure the Corporation's rights under this Agreement, with such Collateral Assignment to be in the form attached hereto as Exhibit B. and (ii) a waiver (hereinafter, the "Waiver") of his or her right to coverage under the Corporation's Group Life Insurance Plan, with such Waiver to be in the form attached hereto as Exhibit C. If the Employee has previously assigned his rights under the Corporation's Group Life Insurance Plan, the Employee agrees to cause the assignee to execute the Waiver. The Collateral Assignment shall set forth the rights of the Corporation in and with respect to the Policy pursuant to and consistent with the terms and conditions of this Agreement. The Employee and the Corporation agree to be bound by the terms of the Collateral Assignment and the Waiver.

          (a) Corporation's Rights. The Corporation's rights with respect to the Policy shall be as follows:

               (i) The right to obtain, directly or indirectly, one or more loans or advances against the cash value of the Policy, to the extent of, but not in excess of, the Corporation's Portion (as defined below in this Article 2.2), and the right to pledge or assign the Corporation's Portion as security for such loans or advances;

               (ii) The right to fully or partially surrender the Policy and upon surrender receive the cash value thereof, subject to the Employee's right to a thirty (30) day advance written notice of the Corporation's intent to surrender the Policy and the right, arising upon receipt of such notice, to prevent the surrender and obtain a release of the Corporation's rights by payment to the Corporation of the aggregate amount of the premiums on the Policy to date;

               (iii)The right to receive the proceeds of the Policy in excess of the Employee's death benefit portion (as defined in Article 4.2 below) in the event of the death of the Employee;

               (iv) The right to collect and receive all distributions or shares of surplus, dividend deposits, or additions to the Policy now or hereafter made or apportioned thereto, the right to exercise any and all options contained in the Policy relating thereto, and the right to exercise all non forfeiture rights permitted by the terms of the Policy or allowed by the issuer of the Policy (hereinafter, the "Issuer") and to receive all benefits and advantages derived therefrom;

               (v) The right to collect from the Issuer any amount that may be due upon maturity of the Policy during the lifetime of the Employee that is in excess of the amount defined as the Employee's death benefit portion in Article 4.2, below; and
               (vi) The right to release the Collateral Assignment upon receipt of the amount specified in Article 5.3, below.

          (b) Employee's Rights. Subject to the foregoing rights of the Corporation and to any further limitations specified hereinbelow, the Employee shall retain all rights as owner of the Policy, including, but not limited to, the following:

               (i) The right to obtain, directly or indirectly, one or more loans or advances against the cash value of the Policy and the right to pledge or assign the Policy as security for such loans or advances, provided, however, that, except in the case of a loan specifically authorized by Article 5.2, below, the right of the Employee to borrow against the cash value of the Policy or to use it as security shall be limited to that portion of the cash value that is in excess of Corporation's Portion, shall be limited to the extent necessary to insure that the policy does not lapse due to insufficient cash value, shall require the advance written consent of the Corporation, and shall not be exercisable prior to the later of the Employee's normal or early retirement, whichever is applicable, under the terms of the AMP Incorporated Pension Plan or the sixth anniversary date of the Policy;

               (ii) The right to collect from the Issuer any amount payable upon maturity of the Policy that is not payable to the Corporation pursuant to
Article 2.2(a)(v), above;

               (iii)The right to designate and to change the beneficiary or beneficiaries of the portion of the proceeds of the Policy payable, upon the death of the Employee, to the Employee's beneficiary, pursuant to Article 4.2, below (hereinafter the "Employee's Portion");

               (iv) The right to elect any optional form of settlement available with respect to the Employee's Portion; and

               (v) The right to assign the Employee's rights in and with respect to the Policy.

For purposes hereof, the Corporation's Portion of the cash value shall be an amount equal to the aggregate premiums for the Policy that are paid or scheduled to be paid by the Corporation and the Employee, pursuant to Article 3.2, below. The Corporation's Portion shall be increased by the excess, if any, of the cash value of the Policy over the sum of the Employee's applicable death benefit under Article 1.2 and the aggregate premiums for the Policy paid by the Corporation and the Employee.

                            ARTICLE 3
                       PAYMENT OF PREMIUMS

     3.1 Premium. As used herein, the term "premium" shall mean the planned yearly amount agreed upon between the Corporation and the Employee as the contribution toward the Policy for any year; provided, however, that such amount shall never be less than the Policy's minimum required premium for such year. "Premium" shall also include all costs associated with all supplementary contracts, riders, and endorsements to the Policy.

     3.2  Premium Payment; Timing.

          (a) Retired Employees. In the case of an Employee who has elected and commenced a normal or early retirement under the AMP Incorporated Pension Plan, the Corporation shall pay the premium on the Policy to the Issuer on or before the due date of each premium payment; and in any event, not later than the expiration of the grace period under the Policy for such premium payment. Notwithstanding the above provisions of this Article 3.2, if the Corporation shall fail to make any premium payment within twenty (20) days after its due date, then the retired Employee may make such premium payment, and the Corporation shall fully reimburse the retired Employee for such premium payment within ten (10) days of the making of such payment. The Corporation shall furnish an annual statement to the retired Employee setting forth the amount of imputed income, if any, reportable by the retired Employee as a result of the Corporation's payments hereunder.

          (b) Active Employees. In the case of an Active Employee, the Corporation shall pay the premium on the Policy to the Issuer on or before the due date of each premium payment, and in any event, not later than the expiration of the grace period under the Policy for such premium payment. The Corporation shall advance as a bonus payment and withhold from the compensation of the active Employee an amount sufficient to reimburse the Corporation for that portion of the premium payment equal to the annual cost of the pure insurance protection on the life of the active Employee under the Policy for the ensuing Policy Year. Such bonus and corresponding withholding shall be equal to the lesser of the following:

               (i)  that rate per $1,000 of pure insurance
protection promulgated by the Internal Revenue Service in Rev. Rul. 55-747, 1955-2 C.B. 228, as the same may be amended or replaced from time to time by published ruling (hereinafter, the "PS-58 rate") as applied to the amount of pure insurance protection provided to the Employee pursuant to the terms of this Agreement; or

               (ii) that current published rate per $l,OOO of pure insurance protection charged by the Issuer for initial-issue individual one-year term insurance policies available to all standard risks as applied to the amount of pure insurance protection provided to the active Employee pursuant to the terms of this Agreement. Notwithstanding the above provisions of this Article 3.2, if the Corporation shall fail to make any premium payment within twenty (20) days after its due date, then the Employee may make such premium payment, and the Corporation shall reimburse the Employee for the portion of such premium payment not payable by the Employee hereunder within ten (10) days of the making of such premium payment by the Employee.

                            ARTICLE 4
                  RIGHTS UPON DEATH OF EMPLOYEE

     4.1 Corporation's Death Benefit Portion. Upon the death of the Employee, the Corporation shall be entitled to receive the proceeds of the Policy less the Employee's death benefit portion as defined in Article 4.2.

     4.2 Employee's Death Benefit Portion. The Employee's beneficiary or beneficiaries under the Policy, as designated on Exhibit D hereto, shall be entitled to receive an amount equal to the Employee's applicable death benefit under Article 1.2 decreased by the principal amount of any Policy loans taken by the Employee and outstanding at the date of his death. The Employee and the Corporation agree to conform the beneficiary designation of the Policy to the provisions hereof.

                            ARTICLE 5
   RIGHTS UPON TERMINATION OF AGREEMENT OR SURRENDER OP POLICY

     5.1 Termination Defined. This Agreement shall automatically terminate upon the occurrence of any of the following events:

          (a) the bankruptcy, receivership or dissolution of the Corporation;

          (b) the termination of employment of the Employee with the Corporation or the termination of the Employee's status as an Officer of the Corporation prior to his normal or early retirement under the AMP Incorporated Pension Plan other than as a result of a disability under the terms of the AMP Incorporated Long Term Disability Plan;

          (c) the Corporation's exercise of its right to surrender the Policy;

          (d) the decision by the Board of Directors of the Corporation to terminate the Plan; or

          (e) the mutual written agreement of the Employee and the Corporation.

     5.2 Rights Upon Termination. Upon the termination of this Agreement as specified above, the Employee may, at his option, pay to the Corporation the amount determined pursuant to Article 5.3 below. To facilitate the Employee's reimbursement to the Corporation of the aggregate premiums pursuant to this Article, the Corporation shall repay to the Issuer the full amount of any indebtedness on the Policy incurred by the Corporation and the Employee shall be entitled to borrow against the entire cash value of the Policy without regard to the limitations on Employee Policy loans specified in Article 2.2(b)(i). Upon receipt of such reimbursement amount from the Employee, the Corporation shall take all steps necessary to release the Collateral Assignment so that the Employee shall own the Policy free of all encumbrances thereon in favor of the Corporation pursuant to this Agreement.

     5.3 Termination Amount: Living Proceeds. The Corporation shall be entitled to receive from the Employee, as specified in
Article 5.2, above, an amount equal to the aggregate premiums on the policy paid by the Employee and the Corporation.

                            ARTICLE 6
                    ADMINISTRATIVE PROVISIONS

     6.1 Issuer's Responsibility. The Issuer shall not be considered a party to this Agreement and shall not be bound hereby. No provision of this Agreement, or any amendment hereof, shall in any way enlarge, change, vary or affect the obligations of the Issuer as expressly provided in the Policy, except as the same may become a part of the Policy by acceptance by the Issuer of the Collateral Assignment.

     6.2 Amendment and Termination. This Agreement may be amended only by express written Agreement signed by both the Employee and a duly authorized representative of the Corporation. The Plan may be terminated at any time and for any reason by action of the Board of Directors of the Corporation.

     6.3 Notice. Any and all notices required to be given under the terms of this Agreement shall be given in writing, signed by the appropriate party, and sent by certified mail, postage prepaid, to the appropriate address set forth below:

          (a) to the Employee at:_______________________________

                                 -------------------------------

                                 -------------------------------

          (b) to the Corporation at:
                          AMP Incorporated
                          P. O. Box 3608 M.S. 176-41
                          Harrisburg, PA 17105-3608
                          Attention: Corporate Secretary

Notice of any change in any of the above addresses shall be sent at least thirty
(30) days prior to the effective date of such changes, in the same manner as any other notice hereunder, and shall also be appended to this Agreement and incorporated herein as an amendment with a signed acknowledgment by the parties hereto.

     6.4 Heirs, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee, his or her successors, heirs and the executors or administrators of the estate of the Employee, and to the Corporation and its successors. The Employee and the Corporation agree that either party may assign its interest under this Agreement upon the prior written consent of the other party hereto, and any assignee shall be bound by the terms and conditions of this Agreement as if an original party hereto.

     6.5 Interpretation. This Agreement and the interests of the Employee and the Corporation hereunder shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

     6.6 Term. This Agreement shall be effective as of the date first above written, and shall continue until terminated as herein provided or until all covenants herein activated by the death of the Employee are fully carried out.

     6.7 Headings. Any headings or captions in this Agreement are for reference purposes only, and shall not expand, limit, change or affect the meaning of any provision of this Agreement.

     6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

     6.9 Fiduciary. The Corporation shall serve as the named Fiduciary and administrator (hereinafter the "Fiduciary") of the split-dollar life insurance plan established pursuant to this Agreement. The Fiduciary shall have the full and absolute discretionary power and authority to administer this Agreement and the Plan and to interpret the provisions hereof, and the Fiduciary's actions with respect hereto shall be binding and conclusive upon all persons for all purposes; subject to Article 6.10. The Fiduciary shall not be liable to any person for any action taken or omitted in connection with its responsibilities, rights and duties under this Agreement unless attributable to willful misconduct or lack of good faith.

     6.10 Claims Procedure. Any controversy or claim arising out of or relating to this Agreement shall be filed in writing with the Fiduciary, which shall make all determinations concerning such claim. Any decision by the Fiduciary concerning such claim shall be in writing and shall be delivered within 90 days of the initial filing of the claim to all parties in interest in accordance with the notice provisions of Article 6.3, above, unless special circumstances require an extension of time for processing the claim. If the decision is to deny the claim, the decision shall set forth (a) the reasons for denial in plain language, (b) specific reference to Agreement provisions on which the decision is based, (c) a description of any further material or information that would be necessary for the claimant to perfect the claim on appeal and the reasons why such material or information is necessary, and (d) the steps to be taken to obtain a review of the denial. If such written denial does not resolve the claim to the claimant's satisfaction, the claimant shall have the right to obtain a review of the decision by making a written application to the Fiduciary within 60 days of receipt of the decision to deny the claim, setting forth any issues or comments and itemizing any documents pertinent to the review that the claimant desires to examine. The Fiduciary shall render a decision on the request for review within a reasonably prompt period of time not exceeding sixty
(60) days from the date of receipt of the request for review, unless special circumstances required an extension of time, in which case the decision shall be rendered as soon as possible but in no event later than 120 days from the date of receipt of the request for review. Written notice of any such extension shall be given to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event a decision on review is not timely furnished, the claim shall be deemed denied on review.

     IN WITNESS WEREEOF, the Parties have herebelow set their hands and seals as of the day and year first above written.

                                   AMP Incorporated

                                   By:________________________

                                   Its:_______________________



                                   -----------------------------
                                        (Name of Employee)

                            EXHIBIT A


                       [INSURANCE POLICY]

                            EXHIBIT B

                 COLLATERAL ASSIGNMENT AGREEMENT

A. As collateral security for any and all liabilities incurred arising with respect to premium advances, ________________ (herein called the "Assignor"), hereby assigns, transfers and sets over to AMP Incorporated (herein called the "Assignee"), its successors and assigns, the following listed rights in Policy #___________ and any supplementary contracts, riders and endorsements issued in connection therewith (said policy and contracts being herein called the "Policy") issued by the Connecticut General Life Insurance Company, Hartford, Connecticut (herein called the "Insurer") on the life of _______________ (herein called the "Insured") subject to all terms and conditions contained in the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Assignor by the execution of this instrument and the Assignee by the acceptance of this assignment agree to the terms and conditions herein set forth.

B. It is expressly agreed that with the exception of those rights specifically reserved and excluded in paragraph C below all rights in the Policy, including but not limited to the following, are included in this assignment and pass by virtue hereof and may hereafter be exercised and enjoyed by the Assignee without notice to or consent of the Assignor.

     1. The sole right to surrender the Policy and upon surrender receive the cash value thereof, including any dividend credits outstanding, in an amount as its interest may appear;

     2. The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto;

     3. The sole right to exercise all non-forfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom;


     4. The sole right to collect from the Insurer any amount that may be due upon maturity of the Policy during the lifetime of the Insured; and

     5. The sole right to collect from the Insurer any proceeds payable under the Policy on the death of the Insured to the extent of the Assignee's interest in the proceeds as provided in paragraph D below.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue hereof:

     1. The right to designate and change the Beneficiary of the Policy proceeds to the extent they exceed the Assignee's interest in the proceeds as provided in paragraph D below;

     2. The right to make a loan on the Policy in an amount as its interest may appear;

     3. The right to elect any optional method of settlement permitted by the Policy or allowed by the Insurer with respect to any amount that may be payable to the Beneficiary; and

     4.   The right to assign the Assignor's interest in the Policy;

but the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of Beneficiary or election of a method of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.

D. The Assignee's interest in any proceeds payable under the Policy on the death of the Insured shall be equal to the aggregate amount of the premiums paid or as its interest may appear and this assignment shall operate to transfer the interest of any Beneficiary in such proceeds to the Assignee to the extent of the Assignee's interest.

     Any balance of the Proceeds shall be paid to the Beneficiary of the Policy.

E. Prior to the death of the Insured, no loans or distributions shall be paid over by the Insurer to the Assignor unless it shall receive a written statement signed by the Assignor and the Assignee that indicates the respective amounts to be loaned or disbursed and to whom such amounts should be paid. The Insurer shall be held harmless and fully released and discharged by the Assignor and the Assignee to the extent of any payment made in reliance upon such statement.

F.

     1. The Insurer will record and file any assignment that is in writing on a form satisfactory to the Insurer.

     2. This collateral assignment agreement is to be completed in duplicate and both copies are to be sent to the Insurer. One recorded copy will be returned for attachment to the Policy.

     3. This assignment contemplates that a separate written split dollar agreement exists or will exist to specify the rights between or among the Assignee and Assignor.

     4. No assignment shall affect the Insurer until a copy thereof is delivered to its Home Office.
5. This assignment is binding on the executors, administrators, successors or assigns of the Assignor.

Executed at Harrisburg, Pennsylvania, as of this 8th day of November, 1990.

-------------------------          ------------------------------
Witness                            Assignor

                                   AMP Incorporated, Assignee

_________________________     By:  ______________________________
Witness                            Its:

Recorded and filed at the Home Office of the Insurer

 On______________________      By  ______________________________
                                   Authorized Signature

                            EXHIBIT C

                      WAIVER OF GROUP-TERM
                     LIFE INSURANCE COVERAGE

     By my signature below, I, _____________________, acknowledge my understanding that as an employee of AMP Incorporated (hereinafter, "AMP") I am entitled to participate in the AMP Group Life Insurance Plan (hereinafter, the "Plan"), pursuant to which I have group-term life insurance coverage in an amount equal to two times my base annual compensation. I further acknowledge my understanding that if I retire under the AMP Pension Plan while serving as an elected or divisional officer of AMP group-term life insurance coverage in an amount equal to two times my final base annual compensation will be continued under the Plan during my retirement.

     In consideration of (i) an agreement between AMP and me entered into contemporaneously with the execution of this waiver, which agreement obligates AMP under the terms thereof to advance for my benefit certain premium payments on an individual universal life insurance policy with me as the named insured (hereinafter, the "Policy") in a face amount equal to at least twice my base annual compensation, and (ii) the delivery to me of the Policy, I hereby waive my rights as an employee of AMP to any further or continuing coverage under the Plan on or after the date hereof.

     This knowing and voluntary waiver of my group-term life insurance coverage under the Plan shall be irrevocable as long as (i) I continue to serve as an elected or divisional officer of AMP and throughout my retirement as a retired elected or divisional officer of AMP (to include an employment termination under the AMP Long Term Disability Plan subject to the terms of the AMP Split-Dollar Life Insurance Plan) and (ii) the Policy (or a comparable replacement policy) remains in full force and effect with me as the named insured. In the event that AMP surrenders the Policy or in the event I cease to be an elected or divisional officer of AMP prior to my retirement under the AMP Pension Plan, with the result that Policy is surrendered, transferred to another named insured, or transferred to me free and clear of any interest held by AMP, this waiver shall become null and void and any rights I may thereafter have to coverage under the Plan as an employee of AMP shall again be exercisable.

Executed at Harrisburg, Pennsylvania, as of this 8th day of November, 1990.

-----------------------------      ------------------------------
Witness Signature                  Employee Signature

     In the event the above-named Employee has assigned all or a portion of his or her interest in the Plan to another named individual or to a trustee, such individual or trustee must also evidence his, her, or its waiver of such assigned rights by signing below.

Executed at Harrisburg, Pennsylvania, as of this 8th day of November, 1990.

--------------------------         --------------------------------
Witness Signature                  Assignee's Signature

                            EXHIBIT D

        AMP INCORPORATED SPLIT-DOLLAR LIFE INSURANCE PLAN


                  BENEFICIARY DESIGNATION FORM

I, ________________, the undersigned participant in the AMP Incorporated Split-Dollar Life Insurance Plan and the owner of policy #__________________ issued by Connecticut General Life Insurance Company in conjunction with the Plan, hereby designate the following beneficiary or beneficiaries to whom any death benefit payable under the Plan and the policy shall be distributed at the time of my death.

PRIMARY BENEFICIARY(IES)

Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

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If the Primary Beneficiary is a trustee, complete below:

    Name of Trust _______________________________________________

          Trustee _______________________________________________

Trustee's Address _______________________________________________

                  -----------------------------------------------

Taxpayer Identification Number (EIN) of Trust____________________

The Trust is (circle one) Revocable/Irrevocable.


SECONDARY BENEFICIARY(IES)

Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

                                         -------------------------

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

                                         -------------------------

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

                                         -------------------------

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Full Name _____________________  Soc. Sec. No. ___________________

Relationship___________________  Address _________________________

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No distribution shall be made to any beneficiary unless he or she survives me.
Distribution shall be made to the Secondary Beneficiary(ies) if, but only if, no Primary Beneficiary survives me. If more than one Primary Beneficiary is designated, distribution shall be made to each of them who survives me, in equal shares. If more than one Secondary Beneficiary is designated, and if no Primary Beneficiary survives me, distribution shall be made to each of the Secondary Beneficiaries who survives me, in equal shares. If no named beneficiary survives me (primary or secondary), then the beneficiary shall be my estate.

If any beneficiary shall die after becoming entitled to receive a distribution hereunder and before such distribution is made in full, the estate of such deceased beneficiary shall become the beneficiary as to such balance.

All previous designations of beneficiary made by me under the Plan and policy are hereby revoked, and I expressly reserve the right to change the beneficiary or beneficiaries herein designated by me by completing a new beneficiary designation form and placing it on file with AMP Incorporated and the insurer.

Signed by me as of this 8th day of November, 1990.

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Witness                            Participant's Signature

     AMP Incorporated Split-Dollar Life Insurance Agreement

                         First Amendment

            Amendment Dated & Effective March 1, 1995

     Whereas AMP Incorporated (hereinafter, the "Corporation") and the undersigned Employee entered into a Split-Dollar Life Insurance Agreement (the "Agreement") originally effective October 1, 1990 for the purpose of assisting the Employee with a personal life insurance program in recognition of the Employee's contributions to the business success of the Corporation and also as an inducement to the Employee's continued employment;

     Whereas Section 6.2 of the Agreement allows that the original Agreement may be amended only by express written agreement signed by both the Employee and a duly authorized representative of the Corporation;

     Whereas the Corporation desires to amend the Agreement in the following manner with the agreement of the Employee;

     Now, Therefore, in consideration of the foregoing, the Employee and the Corporation agree as follows, effective March 1, 1995:

1.   Section 1.2 is hereby deleted in its entirety and a new
     Section 1.2 substituted therefore to read as follows:

     "1.2 Plan Death Benefits. The Employee's death benefit under the Plan shall be the amount listed in Exhibit E, a copy of which is attached."

2. Article V, Rights Upon Termination of Agreement or Surrender of Policy, is amended by adding at the end thereof a new Section 5.4 to read in its entirety as follows:

     "5.4 Rights Upon a Change in Control. Notwithstanding any other provision of this Agreement to the contrary, upon a "Change in Control," as hereinafter defined, this Agreement may not be terminated (except by mutual consent) by reason of the termination of the Employee's employment with the Corporation before the later of (i) the Policy anniversary date next following the Employee's 65th birthday, or (ii) the expiration of fifteen
     (15) Policy years from the date of the Policy, unless the Parties mutually consent to the continuation of this Agreement at that time. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

     1. The acquisition of beneficial ownership (other than from the Corporation) by any person, entity or "group," within the meaning of Section 13 (d)(3) or Section 14
          (d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries that acquires beneficial ownership of voting securities of the Corporation (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

     2. A change in the persons constituting the Board as its exists at the date hereof (the "Incumbent Board") such that the directors of the Incumbent Board no longer constitute a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this agreement, considered as though such person were a member of the Incumbent Board; or

     3. Approval by the stockholders of the Corporation of a reorganization, merger, consolidation in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the assets of the Corporation.

In Witness Whereof, the Employee and the Corporation agree to the above Amendment with their signatures and an acknowledgment by a witness:

Executed, this _______ day of ____________, 1995.

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Witness for Employee Signature         Employee Signature

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    Witness for Corporate             Authorized Corporate
          Signature                         Signature


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                                         Corporate Title